UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): August 29, 2016

ASHFORD HOSPITALITY TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-31775	86-1062192
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code (972) 490-9600

Check the appropriated box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01    NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED LISTING RULE OR STANDARD; TRANSFER OF LISTING.
On August 29, 2016, the board of directors of Ashford Hospitality Trust, Inc. (the “Company”) appointed one of the Company’s current directors, Mr. Alan L. Tallis, to fill the vacancy on the Company’s Audit Committee created by Mr. Callahan’s passing which was previously disclosed by the Company, thus increased the number of members serving on the Company’s Audit Committee to three. The board of directors of the Company also appointed one of the current members of the Audit Committee, Mr. Amish Gupta, as the chairman of the Audit Committee. In addition, the board of directors of the Company determined that Mr. Tallis meets the applicable independence requirement under the Securities Exchange Act of 1934, as amended, the New York Stock Exchange (the “NYSE”) Listed Company Manual and all applicable rules and regulations, and determined that each of the three members of the Audit Committee is financially literate to serve on the Audit Committee and is an “audit committee financial expert” as defined in Item 407(d) of Regulation S-K of the Exchange Act.
On August 25, 2016, the Company telephonically informed the NYSE of Mr. Callahan’s passing and the effects on the composition of the Company’s board of directors and committees of the board of directors and the Company’s compliance with NYSE governance standards relating to the Audit Committee. Although the Company was not in compliance with the NYSE governance standards from the time of Mr. Callahan’s passing until the board of directors took the actions described above, the Company believes that it is in compliance with the NYSE requirements regarding its Audit Committee at the time of this current report on Form 8-K.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2016

ASHFORD HOSPITALITY TRUST, INC.

By: /s/ DAVID A. BROOKS
David A. Brooks
Chief Operating Officer and General Counsel